UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2011

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tim Hortons Inc. (the “Corporation”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on May 27, 2011, which announced that effective as of May 24, 2011, Mr. Paul D. House, the Corporation’s Executive Chairman, was appointed to the additional roles of President and CEO until a successor has been appointed.

On August 11, 2011, the Board of Directors of the Corporation determined that for so long as Mr. House is serving as President and CEO, his compensation should be substantially similar to the compensation that Mr. Donald B. Schroeder received as President and CEO prior to his departure from the Corporation. Due to the expected short-term nature of Mr. House’s current tenure as President and CEO as well as the fact that, prior to his appointment as President and CEO, Mr. House’s compensation was structured to be more aligned with non-employee director compensation, the Board concluded that long-term compensation in the form of stock options with tandem stock appreciation rights, which constituted a part of Mr. Schroeder’s compensation, would not be appropriate for Mr. House’s compensation. Given the foregoing, the following changes were made to Mr. House’s compensation, the main elements of which consist of base salary, short-term incentive or annual bonus, and long-term incentive compensation.

The Board approved an increase in Mr. House’s compensation so that, effective as of May 24, 2011, Mr. House will receive a base salary of Cdn.$750,000, on an annualized basis. Mr. House will be eligible for a performance-based short-term incentive award under the Corporation’s Executive Annual Performance Plan (the “EAPP”) of Cdn.$1,000,000 at “target” performance, provided that the short-term incentive payout will be prorated to the period during which Mr. House serves as President and CEO in 2011. The amounts payable to Mr. House under the EAPP are dependent upon the extent to which the Corporation achieves operating income (or EBIT) and net income performance objectives established for the EAPP in February 2011.

Mr. House will be eligible for a long-term incentive award in an aggregate amount of Cdn.$2,000,000 at “target” under the Corporation’s 2006 Stock Incentive Plan (the “SIP”), consisting of: (i) Cdn.$1,000,000 at “target” delivered through performance-based restricted stock units (“P+RSUs”) to be granted in 2012 after the end of the performance period, which P+RSUs will cliff vest 30 months after grant; and (ii) Cdn.$1,000,000 delivered as time-vested restricted stock units (“RSUs”), reduced in value by the May 2011 RSU award of Cdn.$200,000 previously granted to Mr. House, also to be granted in 2012, vesting over a 30-month period in three equal installments. The P+RSUs and the RSUs will be granted in accordance with the Corporation’s Equity Grant and Settlement Policy. The long-term incentive awards described above actually made to Mr. House will be prorated to the period during which Mr. House serves as President and CEO in 2011. The amounts payable to Mr. House on account of P+RSUs under the SIP are also dependent upon the extent to which the Corporation achieves the operating income (or EBIT) performance objective established for the P+RSUs in February 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: August 17, 2011	By:	/s/ JILL E. AEBKER
Jill E. Aebker Deputy General Counsel and Secretary